Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of January 23, 2026,	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

FG IMPERII ACQUISITION CORP.
Unaaudited Pro Forma Balance Sheet
January 23, 2026

	January 20, 2025	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash	$1,325,643	$(137,500)	(c)	$1,146,449
		(38,184)	(d)
		(3,510)	(e)

Prepaid expense	176,018	-		176,018
Total current assets	1,501,661			$1,322,467

Cash held in trust account	200,000,000	$27,500,000	(a)	227,500,000
		$(137,500)	(b)
		$137,500	(c)
TOTAL ASSETS	$201,501,661	$27,320,806		228,822,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,475	(3,475)	(e)	-
Accrued offering costs	38,184	(38,184)	(d)	-
Promissory note	150,000	-		150,000
TOTAL LIABILITIES	$191,659	(41,659)		150,000

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares; $0.0001 par value, subject to possible redemption, 2,000,000 shares at redemption value	$200,000,000	27,500,000	(f)	227,500,000

STOCKHOLDERS' EQUITY
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 475,000 issued and outstanding (excluding 20,000,000 shares subject to possible redemption)	$48	275	(a)	51
		(275)	(f)
		3	(g)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 issued and outstanding	575	(6)	(h)	569
Additional paid in capital	1,352,030	$27,499,725	(a)	$1,214,533
		(137,500)	(b)
		(27,499,725)	(f)
		(3)	(g)
		6	(h)

Accumulated deficit	(42,651)	(35)	(e)	(42,686)
Total Stockholders' Equity	1,310,002	(137,535)		1,172,467.00
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$201,501,661	$27,320,806		228,822,467

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

FG IMPERII ACQUISITION CORP.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

NOTE 1 – Closing of over-allotment option.

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of FG Imperii Acquisition Corp. (the “Company”) as of January 20, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on January 23, 2026 as described below.

On January 20, 2026, the Company consummated its initial public offering (“IPO”) of 20,000,000 units at $10.00 per unit (the “Unit”). Each unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Public Share”) and one-half of one redeemable warrant ( “ Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A ordinary share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

Simultaneously with the closing of the IPO, the Company consummated private placement ( “Private Placement”) in which i) FG Imperii Investors II LLC (the “Sponsor”) purchased 275,000 private unit ( the “Private Units”) respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one shares of Class A ordinary share at $15.00 per share, for an aggregate purchase price of $100,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 3,000,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On January 22, 2026, the underwriters of the Company notified the Company of their partial exercise of the over-allotment option and purchased 2,750,000 additional Option Units at $10.00 per Option Unit upon the closing of the over-allotment option, generating gross proceed of $27,500,000. The over over-allotment option closed on January 23, 2026. Simultaneously with the closing of the over-allotment option, the Company also issued 27,500 Underwriter Units to the underwriter. Company also paid $137,500 as underwriting discount to the underwriter in regard to the exercise of the over-allotment option by the underwriter.

A total of $227,500,000 ($10.00 per Unit) of the net proceed from the sale of Units in the IPO, the Option Unit on January 20, 2026 and January 23, 2026, were placed in a trust with Odyssey Trust Company acting as trustee

Due to the partial exercise of the over-allotment option by the underwriter, the Sponsor forfeited 62,500 Founder Shares of the Company held by Sponsor.

F-3

Pro forma adjustments to reflect the sales of the Option Units described above are as follows:

	Pro Forma Entries
		Debit	Credit
(a)	Trust Account	$27,500,000
	Class A Ordinary Shares		275
	Additional Paid in Capital		$27,499,725
	To record the sale of 2,750,000 Option Units at $10.00 per Unit
(b)	Additional Paid in Capital	$137,500
	Trust Account		$137,500
	To record payment of Underwriting commission ( 0.5% of the over-allotment proceeds)
(c)	Trust Account	$137,500
	Cash		$137,500
	To record funding from bank account to trust account for bring the over-allotment proceed balance to $27,500,000
(d)	Accrued Offering Cost	38,184
	Cash		38,184
	To record payment of accrued offering cost
(e)	Expense	3,510
	Cash		3,510
	To record payment of general expense
(f)	Class A Ordinary Shares	275
	Additional Paid in Capital	$27,499,725
	Class A Ordinary share Subject to Possible Redemption		$27,500,000
	To record reclass of Option Units shares from permanent equity to temp equity since they are subject to redemption
(g)	Class A Ordinary Shares	3
	Additional Paid in Capital		$3
	To record the issuance 27,500 additional underwriter units with underlying ordinary share at par value of $0.0001 per ordinary share to Underwriter upon Over-allotment closing
(h)	Additional Paid in Capital	6
	Class B Ordinary Share		$6
	To record forfeiture of 62,500 Founder Share by the Sponsor due to partial over-allotment exercise